SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2004

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	033-19694 (Commission File No.)	76-0243729 (IRS Employer Identification No.)

6400 Imperial Drive
Waco, Texas 76712
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (254) 751-1750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

FirstCity Financial Corporation (“FirstCity”), FirstCity Consumer Lending Corporation (“Consumer Corp.”) and The Governor & Company of the Bank of Scotland (“BoS-UK”) entered into two letter agreements dated as of November 1, 2004 (the “Waiver Letters”) to extend the time for payment of any fee arising under a Fee Letter dated as of November 29, 2002 (the “Fee Letter”) in connection with the sale of ownership interests in Drive Financial Services LP and its general partner, Drive GP LLC until 75 days following the consummation of the sale of the ownership interests and waived the requirement that the fee be paid contemporaneously with the consummation of the sale as contemplated in the Fee Letter. Pursuant to the terms of the Fee Letter, a fee in the amount of $8,000,000.00 was payable to BoS-UK upon the completion of the sale of the 31% beneficial ownership interest in Drive Financial Services LP and its general partner, Drive GP LLC on November 1, 2004. The Waiver Letters are attached hereto as Exhibit 10.1.

On November 1, 2004, FirstCity and Bank of Scotland entered into a letter agreement dated November 1, 2004 (the “Escrow Letter”), which provided that the amount of $29,552,696.30 was to be paid to and held by the Bank of Scotland, acting through its New York branch, as agent for the lenders under a revolving acquisition loan facility between FirstCity and Bank of Scotland, in a cash collateral account with Bank of Scotland as security for obligations under the revolving acquisition loan facility with the funds to be utilized by FirstCity as provided in a letter agreement dated as of September 21, 2004 (the “Proceeds Letter”) among FirstCity, Bank of Scotland, BoS-UK, and BoS (USA), Inc. (“BoS (USA)”) relating to the contemplated use of $86,800,000.00 in proceeds from the sale of the ownership interests in Drive Financial Services LP and its general partner, Drive GP LLC by FirstCity and Consumer Corp. The Escrow Letter is attached hereto as Exhibit 10.2.

For description of material relationships between FirstCity and its affiliates and any of the parties to these agreements, see description under Item 2.01.

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 1, 2004, FirstCity and certain of its subsidiaries completed the sale of a 31% beneficial ownership interest in Drive Financial Services LP and its general partner, Drive GP LLC, to IFA Drive GP Holdings LLC (“IFA-GP”), IFA Drive LP Holdings LLC (“IFA-LP”) and Drive Management LP (“MG-LP”) for a total purchase price of $108,478,300.00 in cash, which resulted in distributions and payments to FirstCity and Consumer Corp. in the aggregate amount of $86,800,000.00 in cash, from various sources.

Description of the Assets; Identity of Persons to Whom Assets Were Sold; Nature and Amount of Consideration; Formula or Principle Followed in Determining Amount of Consideration

     The Agreement. FirstCity, Consumer Corp., FirstCity Funding L.P. (“Funding LP”) and FirstCity Funding GP Corp. (“Funding GP”), entered into a Securities Purchase Agreement dated as of September 21, 2004 (the “Securities Purchase Agreement”), with IFA-GP, IFA-LP, MG-LP, Drive Management GP LLC (“MG-LLC”), Drive Holdings LP (“Drive Holdings”), Drive GP LLC (“Drive-GP”) and Drive Financial Services LP (“Drive”). The Securities Purchase Agreement was attached as Exhibit 10.1 to an 8-K filed by FirstCity on September 27, 2004.

     Sale of Limited Partnership Interests and Distribution by Limited Partnership and General Partner. Pursuant to the terms of the Securities Purchase Agreement, Funding LP sold to IFA-LP a 19.0053364% limited partnership interest in Drive (equivalent to 52.8999991% of Funding LP’s 35.9269125% limited partnership interest in Drive) for $57,339,103.00, and sold to MG-LP a 16.9215761% limited partnership interest in Drive (equivalent to 47.1000009% of Funding LP’s 35.9269125% limited partnership interest in

Drive for $51,052,397.00. In connection with the assignment and sale of the limited partnership interests in Drive owned by Funding LP, IFA-LP and MG-LP assumed all of the duties, obligations and liabilities of Funding LP arising after the closing date under the agreement among owners and the partnership agreement. Following the receipt of the purchase price, Funding LP distributed the purchase price as follows: (i) $85,846,068.00 to Consumer Corp.; (ii) $21,461,517.00 to Drive Holdings; and (iii) $1,083,915.00 to Funding GP. Funding GP distributed its portion of the distribution of the purchase price from Funding LP as follows: (i) $867,132.00 to Consumer Corp.; and (ii) $216,783.00 to Drive Holdings.

     Sale of Membership Interests. Consumer Corp. sold to IFA-GP a 15.5% membership interest in Drive-GP (equivalent to 50.0% of Consumer Corp.’s membership interest in Drive-GP) for $43,400.00, and sold to MG-LP its remaining 15.5% membership interest in Drive-GP (equivalent to 50.0% of Consumer Corp.’s membership interest in Drive-GP) for $43,400.00. In connection with the assignment and sale of the membership interests in Drive-GP owned by Consumer Corp., IFA-GP and MG-LP assumed all of the duties, obligations and liabilities of Consumer Corp. arising after the closing date under the owners agreement and the operating agreement.

     Formula or Principle Used in Determining Consideration. IFA-GP, IFA-LP and MG-LP based their offer for the purchase of limited partnership interests in Drive and the membership interests in Drive-GP on the market value of Drive without reduction for the interests being minority interests. FirstCity and Consumer Corp. obtained a fairness opinion from Howard, Fraizer, Barker and Elliott, Inc. confirming the fairness to the common stockholders of FirstCity of the sale of the ownership interests pursuant to the terms of the Securities Purchase Agreement.

     Use of Proceeds and Escrow Deposit. The proceeds of $86,800,000.00 from the sale of the ownership interests in Drive and its general partner, Drive GP by FirstCity and Consumer Corp. were applied to payment of indebtedness of FirstCity and Consumer Corp. as described in the Nature of Material Relationship with IFA-GP, IFA-LP and MG-LP below in this Item 2.01 with the remaining balance of the proceeds held by the Bank of Scotland pursuant to the Escrow Letter to be held and applied as described in Item 1.01.

Nature of Material Relationship with IFA-GP, IFA-LP and MG-LP

IFA-GP and IFA-LP are wholly-owned subsidiaries of BoS (USA) (formerly known as IFA Incorporated) a wholly-owned subsidiary of Bank of Scotland. FirstCity has had a significant relationship with Bank of Scotland and BoS-UK or their subsidiaries since September 1997. FirstCity has entered into loan agreements with of Bank of Scotland, BoS (USA) and BoS-UK from time to time since 1997.

In December 2002 in connection with an exchange offer to the holders of FirstCity’s New Preferred Stock, BoS-UK provided a non-recourse loan in the amount of $16,000,000.00 to FirstCity, which was used to pay the cash portion of the exchange offer to the holders of the New Preferred Stock, to pay expenses of the exchange offer and recapitalization, and to reduce FirstCity’s debt to Bank of Scotland and BoS (USA) (the “Senior Lenders”). The $16,000,000.00 loan was secured by a 20% interest in Drive (64.51% of FirstCity’s remaining 31% interest in Drive) and other assets of Consumer Corp. as were necessary and only to the extent to allow BoS-UK to realize the security interest in the 20% interest in Drive. In connection with the $16,000,000.00 loan, FirstCity agreed to pay a contingent fee to BoS-UK equal to 20% of all amounts received by FirstCity and Consumer Corp. upon any sale of the 20% interest in Drive or any receipt of distributions from Drive related to the 20% ownership interest, once such payments exceeded $16,000,000.00 in the aggregate. The outstanding principal and accrued interest of $16,003,946.67 under the $16,000,000.00 loan was paid in full on November 1, 2004 in connection with the sale of the 31% beneficial interest in Drive. Pursuant to the Waiver Letters, FirstCity, Consumer Corp. and BoS-UK agreed to extend the time for payment of the $8,000,000.00 fee arising under the Fee Letter in connection with the sale of the ownership interests in Drive until 75 days following the consummation of the sale of the ownership interests in Drive and waived the requirement that the fee be paid contemporaneously with the consummation of the sale as contemplated in the Fee Letter. The Waiver Letters are attached hereto as Exhibit 10.1.

In December 2002, in connection with the recapitalization, the Senior Lenders refinanced the remainder of the Company’s existing debt facilities into a term debt facility. The term debt facility was secured by all of the assets of FirstCity and its wholly-owned subsidiaries. The outstanding principal, accrued interest and fees of $37,235,681.63 under the term debt facility were paid in full on November 1, 2004 in connection with the sale of the 31% beneficial interest in Drive.

Since December 2002, the Senior Lenders have also provided an additional loan facility consisting of (i) a revolving acquisition loan facility providing for a maximum principal balance of loans outstanding at any time of $45,000,000.00, and (ii) a revolving loan facility in the maximum principal amount of $5,000,000.00 for corporate purposes. These facilities had an outstanding balance of $36,597,983.50 as of November 1, 2004, of which the outstanding balance of $4,007,675.40 under the revolving loan facility was paid in full on November 1, 2004. This loan facility is secured by all of the assets of FirstCity and its wholly-owned subsidiaries.

BoS (USA) has a warrant to purchase 425,000 shares of the Company’s voting Common Stock at $2.3125 per share. BoS (USA) is entitled to additional warrants in connection with this existing warrant for 425,000 shares under certain specific situations to retain its ability to acquire approximately 4.86% of the Company’s voting Common Stock. The warrant will expire on August 31, 2010, if it is not exercised prior to that date.

Section 5 — Corporate Governance and Management

Item 5.02 (b) Departure of Directors or Principal Officers.

On November 1, 2004, Jim W. Moore, President of Consumer Corp. and an officer of certain of its subsidiaries and a director of Consumer Corp. and certain of its subsidiaries, resigned all of his positions as an officer or director of Consumer Corp. and its subsidiaries to assume employment with Drive as the Chief Financial Officer, a position he had held prior to that date as a seconded employee pursuant to a Services Agreement dated as of August 18, 2000, by and between Consumer Lending, Drive and Drive GP. The Services Agreement dated as of August 18, 2000, was terminated on November 1, 2004.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Pro forma consolidated balance sheet as of June 30, 2004 and statements of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 illustrating the effects of the Drive sale as if it had occurred as of the beginning of the periods are being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

(c) Exhibits

10.1    Letter agreements dated as of November 1, 2004, between FirstCity, Consumer Corp. and BoS-UK relating to extension of time for and waiver related to payment of any fee under Fee Letter.

10.2    Letter agreement dated November 1, 2004 between Bank of Scotland, acting through its New York branch, and FirstCity providing for deposit of funds in cash collateral account.

99.1    Pro forma consolidated balance sheet as of June 30, 2004 and statements of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 illustrating the effects of the Drive sale as if it had occurred as of the beginning of the periods.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION
Date: November 5, 2004	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1    Letter agreements dated as of November 1, 2004, between FirstCity, Consumer Corp. and BoS-UK relating to extension of time for and waiver related to payment of any fee under Fee Letter.

10.2    Letter agreement dated November 1, 2004 between Bank of Scotland, acting through its New York branch, and FirstCity providing for deposit of funds in cash collateral account.

99.1    Pro forma consolidated balance sheet as of June 30, 2004 and statements of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 illustrating the effects of the Drive sale as if it had occurred as of the beginning of the periods.